UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016

EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, Suite 1220 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 796-1760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Item 8.01 Other Events

“At the Market” Offering

In connection with the commencement of a “continuous equity” offering under which Equity One, Inc., a Maryland corporation (the “Company”), may sell up to 8,500,000 shares of its common stock (together with shares of the Company’s common stock that may be sold pursuant to the forward sale agreements described below, the “Shares”) from time to time in “at-the-market” offerings or certain other transactions (the “Offering”), the Company today filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated August 9, 2016 (the “Prospectus Supplement”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time through any of the Sales Agents (as defined below) (acting in their capacity as Sales Agents or as Forward Sellers, as described below), but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, determinations by the Company of the appropriate sources of funding for the Company and potential uses of the funding available to the Company. The Company intends to use the net proceeds from any sale for general corporate purposes, which may include repaying debt and funding future acquisitions or development and redevelopment activities. This Offering replaces the Company’s prior at-the-market equity offering program evidenced by the Company’s prospectus supplement filed with the SEC on November 10, 2015 (the “Prior ATM Program”).

The Offering will occur pursuant to seven separate distribution agreements (individually, a “Distribution Agreement” and together, the “Distribution Agreements”) entered into by the Company and each of BB&T Capital Markets, a division of BB&T Securities, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC (and, in certain cases, their respective affiliates), as agents for the offer and sale of the Shares (when acting in this capacity, individually, a “Sales Agent” and collectively, the “Sales Agents”). Each Distribution Agreement provides that the Company may offer and sell from time to time pursuant to the Distribution Agreements up to a combined total of 8,500,000 shares of its common stock through the Sales Agents and the Forward Sellers (as defined below), acting as agents, principals and/or forward sellers, as applicable, less any shares of common stock sold pursuant to the Common Stock Purchase Agreement (as defined below).

Concurrently with entry into the Distribution Agreements, the Company entered into four separate master forward sale confirmations (collectively, the “Master Forward Sale Confirmations”) between the Company and each of Bank of Montreal, Citibank, N.A., J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, and Wells Fargo Bank, National Association (when acting in this capacity, individually, a “Forward Purchaser” and collectively, the “Forward Purchasers”).

The Distribution Agreements provide that, in addition to the issuance and sale of the Shares by the Company through the Sales Agents, the Company also may enter into forward sale agreements under the Master Forward Sale Confirmations. In connection with any particular forward sale agreement, the relevant Forward Purchaser will, at the Company’s request, borrow from third parties and, through the relevant Sales Agent, sell a number of Shares equal to the number of Shares underlying the particular forward sale agreement (the Sales Agents, when acting as agents for Forward Purchasers, are referred to in this Current Report as the “Forward Sellers”). In no event will the aggregate number of Shares sold through the Sales Agents, whether acting as Sales Agents for the Company or as Forward Sellers, under the Distribution Agreements and under any forward sale agreements, together with any shares of common stock sold pursuant to the Common Stock Purchase Agreement, exceed 8,500,000 Shares.

With respect to any sale of Shares pursuant to forward sale agreements, the Company will not initially receive any proceeds from the sale of borrowed shares of common stock by a Forward Seller. The Company expects to fully physically settle each particular forward sale agreement with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of that particular forward sale agreement, in which case the Company will expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the relevant forward sale price. However, the Company may also elect to cash settle or net share settle a particular forward sale agreement, in which case the

Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of common stock (in the case of net share settlement) to the relevant Forward Purchaser.

The Sales Agents will offer the Shares at negotiated prices or market prices prevailing at the time of sale. The Company will pay each Sales Agent a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the sales price of all of the Shares issued by the Company and sold through the relevant Sales Agent as the Company’s sales agent under the relevant Distribution Agreement. In connection with each forward sale agreement, the Company will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the sales prices of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a Forward Seller.

Sales of the Shares, if any, may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The Company has no obligation to sell any of the Shares in the Offering, and may at any time suspend solicitation and offers under the Distribution Agreements. The offering of the Shares pursuant to the Distribution Agreements will terminate upon the earlier of (1) the sale of all of the Shares subject to the Distribution Agreements and (2) the termination of the Distribution Agreement by either the Company or the respective Sales Agent at any time in the respective party’s sole discretion.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-209885) filed on March 2, 2016 with the SEC. In connection with the commencement of the Offering, the Company terminated the equity distribution agreements, dated November 10, 2015, between the Company and each of the sales agents under the Company’s Prior ATM Program. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Purchase Option

In addition, on August 9, 2016, the Company entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) with MGN America, LLC (the “Purchaser”), an entity affiliated with the Company’s largest stockholder, Gazit-Globe Ltd., and which may be deemed to be controlled by Chaim Katzman, the chairman of the Company’s board of directors, pursuant to which the Purchaser will have the option to purchase directly from the Company in private placements up to 20% of the number of shares of common stock sold by the Company pursuant to the Distribution Agreements (excluding any shares sold in forward sales of Shares and Shares issued in connection with the settlement of any forward sale agreements under the Master Forward Sale Confirmations unless otherwise agreed in writing by the Company and the Purchaser) during each calendar quarter, up to an aggregate maximum of 1,400,000 shares. Overall, the maximum aggregate number of shares to be sold pursuant to the Distribution Agreements and the Common Stock Purchase Agreement is 8,500,000. The structure of the Common Stock Purchase Agreement is substantially the same as in the Prior ATM Program.

In order to exercise this option for a particular quarter, the Purchaser must make an irrevocable election at least 15 days in advance of the quarter that specifies the number of shares it will purchase as a percentage of the number of shares of common stock sold by the Company pursuant to the Distribution Agreements during the quarter (excluding any shares sold in forward sales of Shares and Shares issued in connection with the settlement of any forward sale agreements under the Master Forward Sale Confirmations unless otherwise agreed in writing by the Company and the Purchaser). The Purchaser may also specify that, notwithstanding the foregoing, the number of shares of common stock that it will purchase will not exceed either a specified dollar amount per quarter or a specified dollar amount in the aggregate. The number of shares to be purchased, and the per share purchase price, will then be determined based on the total number of shares of common stock sold pursuant to the Distribution Agreements during such quarter (excluding any shares sold in forward sales of Shares and Shares issued in connection with the settlement of any forward sale agreements under the Master Forward Sale Confirmations unless otherwise agreed in writing by the Company and the Purchaser) and the volume weighted average gross purchase price per share for such shares. The Company expects to issue and deliver any shares sold pursuant to the purchase option on a quarterly basis within approximately 40 days after the end of each calendar quarter. None of the Sales Agents will receive any commission or other compensation for any sale of shares of the Company’s common stock pursuant to this option. Sales of shares under the Common Stock Purchase Agreement will be made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Concurrently with the execution of the Common Stock Purchase Agreement, the Company and the Purchaser entered into a registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement provides that at any time, and subject to certain limitations, the Purchaser can request that the Company file up to two registration statements registering all or a portion of the shares purchased by the Purchaser pursuant to the Common Stock Purchase Agreement. The Registration Rights Agreement also provides “piggyback” registration rights pursuant to which the Purchaser may include its shares in certain registration statements filed by the Company. The Company is required to pay all fees and expenses, other than underwriting discounts and commissions, relating to the registration of the Purchaser’s shares pursuant to the Registration Rights Agreement.

The foregoing description of the Common Stock Purchase Agreement, the Registration Rights Agreement, the Distribution Agreements and the Master Forward Sale Confirmations is only a summary and is qualified in its entirety by reference to the full text of the Common Stock Purchase Agreement, the Registration Rights Agreement, the form of Distribution Agreement and the form of Master Forward Sale Confirmation, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 1.1 and Exhibit 1.2, respectively, to this Current Report on Form 8-K. The Common Stock Purchase Agreement and the Registration Rights Agreement are incorporated by reference in this Item 1.01 and Item 3.02 and the form of Distribution Agreement and form of Master Forward Sale Confirmation is incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

1.1	Form of Distribution Agreement.

1.2	Form of Master Forward Sale Confirmation.

5.1	Opinion of Venable LLP.

10.1	Common Stock Purchase Agreement, dated as of August 9, 2016, between Equity One, Inc. and MGN America, LLC.

10.2	Registration Rights Agreement, dated as of August 9, 2016, between Equity One, Inc. and MGN America, LLC.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: August 9, 2016	By:	/s/ Aaron Kitlowski
Aaron Kitlowski
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Form of Distribution Agreement.

1.2	Form of Master Forward Sale Confirmation.

5.1	Opinion of Venable LLP.

10.1	Common Stock Purchase Agreement, dated as of August 9, 2016, between Equity One, Inc. and MGN America, LLC.

10.2	Registration Rights Agreement, dated as of August 9, 2016, between Equity One, Inc. and MGN America, LLC.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).